As filed with the Securities and Exchange Commission on August 17, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSLATE BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	61-1807780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Hartwell Avenue

Lexington, Massachusetts 02421

(617) 945-7361

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ronald C. Renaud, Jr.

President and Chief Executive Officer

Translate Bio, Inc.

29 Hartwell Avenue

Lexington, Massachusetts 02421

(617) 945-7361

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Susan W. Murley Cynthia T. Mazareas Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Paul Burgess Chief Legal Officer and Chief Operating Officer Translate Bio, Inc. 29 Hartwell Avenue Lexington, Massachusetts 02421 (617) 945-7361

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	4,884,434	$14.33	$69,993,939.22	$9,085.21

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, dividends or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low price per share of the common stock as reported on the Nasdaq Global Select Market on August 13, 2020.

PROSPECTUS

4,884,434 SHARES

COMMON STOCK

This prospectus relates to the resale from time to time of up to 4,884,434 shares of common stock of Translate Bio, Inc. by the selling stockholder (which term, as used in this prospectus, includes pledgees, donees, transferees or other successors-in-interest) identified in this prospectus, which we issued to the selling stockholder in a private placement. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the shares.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of shares of our common stock.

The selling stockholder identified in this prospectus, or its respective pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholder, see the section entitled “Plan of Distribution” on page 15 of this prospectus. For information regarding the selling stockholder, see the section entitled “Selling Stockholder” on page 14 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “TBIO.” On August 14, 2020, the closing sale price of our common stock on the Nasdaq Global Select Market was $14.59 per share. You are urged to obtain current market quotations for our common stock.

We are an “emerging growth company” and a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” for additional information.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus, and in the documents incorporated by reference in this prospectus, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 17, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not and the selling stockholder has not authorized anyone else to provide you with different or additional information from that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give. The selling stockholder is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

Unless the context otherwise indicates, references in this prospectus to “we,” “our” and “us” refer, collectively, to Translate Bio, Inc., a Delaware corporation, and its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere in this prospectus or incorporated by reference in the prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read and carefully consider the entire prospectus, especially the “Risk Factors” section of this prospectus, before deciding to invest in our common stock.

Translate Bio, Inc.

We are a clinical-stage messenger RNA, or mRNA, therapeutics company developing a new class of potentially transformative medicines to treat diseases caused by protein or gene dysfunction. Using our proprietary mRNA therapeutic platform, or MRT platform, we create mRNA that encodes functional proteins. Our mRNA is designed to be delivered to the target cell where the cell’s own machinery recognizes it and translates it, restoring or augmenting protein function to treat or prevent disease. We believe that the mRNA design, delivery and manufacturing capabilities of our MRT platform provide us with the most advanced platform for developing product candidates that deliver mRNA encoding functional proteins for therapeutic uses. We believe that our MRT platform is broadly applicable across multiple diseases in which the production of a desirable protein can have a therapeutic effect, with the potential to transform life-threatening illnesses into manageable chronic conditions. We are primarily focused on applying our MRT platform to treat pulmonary diseases caused by insufficient protein production or where production of proteins can modify disease. We also believe our technology is applicable to a broad range of diseases, including diseases that affect the liver. Additionally, our MRT platform may be applied to produce various classes of treatments, such as therapeutic antibodies or vaccines in areas such as infectious disease and oncology.

Corporate Information

We are a Delaware corporation that was incorporated on November 10, 2016 under the name RaNA Therapeutics, Inc. On December 5, 2016, we completed a series of transactions pursuant to which RaNA Therapeutics, LLC, or RaNA LLC, became a direct, wholly owned subsidiary of RaNA Therapeutics, Inc., and all of the outstanding equity securities of RaNA LLC were exchanged for equity securities of RaNA Therapeutics, Inc. On June 26, 2017, we changed our name from RaNA Therapeutics, Inc. to Translate Bio, Inc. On December 19, 2017, RaNA LLC merged with and into Translate Bio, Inc., with Translate Bio, Inc. continuing as the surviving corporation.

Our principal executive offices are located at 29 Hartwell Avenue, Lexington, Massachusetts 02421, and our telephone number is (617) 945-7361. Our website address is http://www.translate.bio. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.07 billion of revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may

remain an emerging growth company for up to five years from the date of the closing of our initial public offering, or until such earlier time as we have more than $1.07 billion in annual revenue, the market value of our stock held by non-affiliates is more than $700 million as of any June 30, in which case we would cease to be an “emerging growth company” as of the following December 31, or we issue more than $1 billion of non-convertible debt over a three-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

On June 30, 2020, the market value of our stock held by non-affiliates was greater than $700 million and, as such, we will cease to be either an emerging growth company or a smaller reporting company effective December 31, 2020. As of such date, we will no longer be able to take advantage of the various reporting and other exemptions available to emerging growth companies. As of the date we file our first Quarterly Report on Form 10-Q following December 31, 2020, we will no longer be able to take advantage of the various reporting and other exemptions available to smaller reporting companies.

THE OFFERING

Common stock offered by selling stockholder	4,884,434 shares.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk factors	You should read the “Risk Factors” section of this prospectus beginning on page 4 and the risk factors incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Select Market Symbol	“TBIO”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the Securities and Exchange Commission, or the SEC, from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and in the documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings we make with the SEC incorporated by reference herein are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

DESCRIPTION OF TRANSACTION WITH THE SELLING STOCKHOLDER

Collaboration and License Agreement

On June 8, 2018, our wholly owned subsidiary Translate Bio MA, Inc., or Translate Bio MA, entered into a collaboration and license agreement, or the Sanofi Agreement, with Sanofi Pasteur Inc., or Sanofi Pasteur, an affiliate of the selling stockholder. On March 26, 2020, Translate Bio MA and Sanofi Pasteur entered into a first amendment to collaboration and license agreement, or the First Amendment. On June 22, 2020, Translate Bio MA and Sanofi Pasteur entered into a second amendment to collaboration and license agreement, or the Second Amendment, which became effective on July 20, 2020 following early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 by the Federal Trade Commission. We refer to the Sanofi Agreement, as amended by the First Amendment and the Second Amendment, as the Amended Sanofi Agreement. Pursuant to the Amended Sanofi Agreement, we and Sanofi Pasteur have agreed to develop a messenger RNA, or mRNA, vaccine platform and mRNA vaccines for up to seven infectious disease pathogens under a collaboration that has a term expiring in June 2022. We have granted to Sanofi Pasteur exclusive, worldwide licenses under applicable patents, patent applications, know-how and materials, including those arising under the collaboration, to develop, commercialize and manufacture mRNA vaccines to prevent, treat or cure diseases, disorders or conditions in humans caused by any infectious disease pathogens, with certain specified exceptions. We received an upfront payment of $45.0 million upon entering into the Sanofi Agreement in June 2018 and an additional upfront payment of $300.0 million after the effective date of the Second Amendment. Sanofi Pasteur has an option to extend the term of the collaboration, or the Collaboration Term, for one additional year. If Sanofi Pasteur chooses to exercise its option to extend the Collaboration Term for an additional year, Sanofi Pasteur has agreed to pay us an additional $75.0 million. The Amended Sanofi Agreement provides that we are eligible to receive aggregate potential payments of up to $1,940.0 million upon the achievement of additional specified development, regulatory, manufacturing and commercialization milestones.

Securities Purchase Agreement

In connection with the Amended Sanofi Agreement, on June 22, 2020, we entered into a securities purchase agreement, or the Purchase Agreement, with the selling stockholder for the sale and issuance of 4,884,434 shares of our common stock at a price per share of $25.59. The closing of the issuance and sale of these securities, or the Closing, was consummated on July 20, 2020. We received gross proceeds of approximately $125.0 million from the sale of these securities, before deducting offering expenses.

Pursuant to the terms of the Purchase Agreement, the selling stockholder will not, without our prior written approval and subject to specified conditions, directly or indirectly acquire shares of our outstanding common stock, make a tender, exchange, or other offer to acquire shares of our outstanding common stock, solicit proxies or consents with respect to any matter, or undertake other specified actions related to the potential acquisition of additional equity interests in our company, which we refer to collectively as the Standstill Restrictions. Further, the selling stockholder will also not, and will cause its affiliates not to, sell or transfer the shares purchased in the Private Placement without our prior written approval, subject to specified conditions, which we refer to as the Lock-Up Restrictions.

The Standstill Restrictions terminate 12 months after the Closing. The Lock-Up Restrictions terminate 18 months from the Closing.

Registration Rights Agreement

In connection with the Closing, we entered into a registration rights agreement with the selling stockholder, dated as of July 20, 2020, or the Registration Rights Agreement, pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of common stock sold to the selling stockholder. We agreed to file such registration statement within 30 days following the Closing. The Registration Rights

Agreement includes customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus is a part has been filed in accordance with the Registration Rights Agreement.

The foregoing summary descriptions of the Amended Sanofi Agreement, the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, each of which was filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and is incorporated by reference herein.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION AND INDUSTRY DATA

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this prospectus or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements contained in this prospectus and incorporated by reference herein include, among other things, statements about:

•	the impacts of the COVID-19 pandemic;

•	the initiation, timing, progress and results of our current and future preclinical studies and clinical trials and our research and development programs;

•	our estimates regarding expenses, future revenue, capital requirements and need for additional financing;

•

our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash, cash equivalents and short-term investments and the period in which we expect that such cash, cash equivalents and short-term investments will enable us to fund such operating expenses and capital expenditure requirements;

•	our plans to develop our product candidates;

•	the timing of and our ability to submit applications for, obtain and maintain regulatory approvals for our product candidates;

•	the potential advantages of our product candidates;

•	the rate and degree of market acceptance and clinical utility of our product candidates;

•	our estimates regarding the potential market opportunity for our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our expectations regarding our ability to obtain and maintain intellectual property protection for our product candidates;

•	our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;

•	the impact of government laws and regulations;

•	our competitive position;

•	developments relating to our competitors and our industry; and

•	our ability to establish collaborations or obtain additional funding.

Our actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including the factors referred to under the heading “Risk Factors” on page 4 of this prospectus and in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as well as our most subsequent Quarterly Reports on Form 10-Q. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

This prospectus includes and incorporates by reference certain statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties as well as our own estimates of potential market opportunities. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Our estimates of the potential market opportunities for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research and other surveys, which may be based on a small sample size and may fail to accurately reflect market opportunities. While we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the holder of the shares of our common stock described in the section entitled “Selling Stockholder” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of shares by the selling stockholder.

The selling stockholder will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our bylaws and applicable provisions of the General Corporation Law statutes of the State of Delaware. You should read our certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, for the provisions that are important to you.

As of June 30, 2020, our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

Common Stock

Annual Meeting. Annual meetings of our stockholders are held on the date designated in accordance with our bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person, by remote communication, if authorized by our board of directors, or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose or purposes at any time only by our board of directors and may not be called by any other person or persons. Except as may be otherwise provided by applicable law, our certificate of incorporation or our bylaws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

Voting Rights. Each holder of common stock is entitled to one vote for each share held of record on all matters to be voted upon by stockholders.

Dividends. Subject to the rights, powers and preferences of any outstanding preferred stock, and except as provided by law or in our certificate of incorporation, dividends may be declared and paid or set aside for payment on the common stock out of legally available assets or funds when and as declared by the board of directors.

Liquidation, Dissolution and Winding Up. Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of our common stock.

Other Rights. Holders of the common stock have no right to:

•	convert the stock into any other security;

•	have the stock redeemed;

•	purchase additional stock; or

•	maintain their proportionate ownership interest.

The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make capital contributions.

Transfer Agent and Registrar. Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock, including dividend rights, conversion rights, redemption privileges and liquidation preferences. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

Registration Rights

Amended and Restated Registration Rights Agreement

We are party to an amended and restated registration rights agreement dated as of December 22, 2016 with certain of our stockholders. This amended and restated registration rights agreement provides these stockholders the right to require us to register their shares under the Securities Act under specified circumstances as described below. These stockholders have waived their registration rights under the amended and restated registration rights agreement with respect to this offering.

Demand and Form S-3 Registration Rights. Subject to specified limitations set forth in the amended and restated registration rights agreement, at any time, the holders of at least 60% of the then outstanding registrable securities may demand that we register registrable securities then outstanding under the Securities Act for purposes of a public offering having an aggregate offering price to the public of not less than $5.0 million. We are not obligated to file a registration statement pursuant to this provision on more than two occasions.

In addition, subject to specified limitations set forth in the amended and restated registration rights agreement, at any time after we become eligible to file a registration statement on Form S-3, holders of at least 25% of the registrable securities then outstanding may request that we register their registrable securities on Form S-3 for purposes of a public offering for which the reasonably anticipated aggregate offering price to the public would exceed $1.0 million. We are not obligated to file a registration statement pursuant to this provision on more than two occasions in any 12-month period.

Incidental Registration Rights. If we propose to register for our own account any of our securities under the Securities Act, the holders of registrable securities will be entitled to notice of the registration and, subject to specified exceptions, have the right to require us to register all or a portion of the registrable securities then held by them in that registration.

In the event that any registration in which the holders of registrable securities participate pursuant to our amended and restated registration rights agreement is an underwritten public offering, we have agreed to enter into an underwriting agreement in usual and customary form and use our reasonable best efforts to facilitate such offering.

Expenses. Pursuant to the amended and restated registration rights agreement, we are required to pay all registration expenses, including all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of one counsel selected by the selling stockholders to represent the selling stockholders, state Blue Sky fees and expenses and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of the selling stockholders’ own counsel (other than the counsel selected to represent all selling stockholders).

Indemnification. The amended and restated registration rights agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us or any violation or alleged violation whether by action or inaction by us under the Securities Act, the Exchange Act, any state securities or Blue Sky law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities or Blue Sky law in connection with such registration statement or the qualification or compliance of the offering, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.

Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law That May Have Anti-Takeover Effects

Board of Directors. Our certificate of incorporation provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Removal of Directors by Stockholders. Our certificate of incorporation provides that, subject to the rights of holders of any series of preferred stock, members of our board of directors may be removed only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes that all the stockholders would be entitled to cast in an election of directors or class of directors.

Stockholder Nomination of Directors. Our bylaws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (1) the 90th day prior to the date of such meeting and (2) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

No Action by Written Consent. Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

Super-Majority Voting. The General Corporation Law of the State of Delaware, which we refer to as the DGCL, provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above.

Delaware Business Combination Statute. Section 203 of the DGCL is applicable to us. Section 203 of the DGCL restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation’s outstanding voting stock. Section 203 refers to a 15% stockholder as an “interested stockholder.” Section 203 restricts these transactions for a period of three years from the date the stockholder acquires 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, Section 203 prohibits significant business transactions such as:

•	a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the interested stockholder, and

•	any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of our capital stock.

The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

The prohibition against these transactions does not apply if:

•

prior to the time that any stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock, or

•

the interested stockholder owns at least 85% of our outstanding voting stock as a result of a transaction in which such stockholder acquired 15% or more of our outstanding voting stock. Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Exclusive Forum Selection. Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of our company, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to our company or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim arising pursuant to any provision of our certificate of incorporation or bylaws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. Although our certificate of incorporation contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which federal courts have exclusive jurisdiction.

SELLING STOCKHOLDER

We issued the shares of common stock covered by this prospectus in a private placement. For additional information regarding the issuance of the common stock, please see “Description of Transaction with the Selling Stockholder” beginning on page 5 of this prospectus. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time.

Except as set forth in “Description of Transaction with the Selling Stockholder,” the selling stockholder has not held any position or office with, or has not otherwise had a material relationship with, us or any of our subsidiaries within the past three years.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock held by the selling stockholder as of July 31, 2020. The information in the table below with respect to the selling stockholder has been obtained from the selling stockholder. The percentage of shares of common stock owned prior to the offering is based on 74,243,943 shares of common stock outstanding as of July 31, 2020. The selling stockholder may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, the selling stockholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering(1)
Name of Selling Stockholder	Number	Percentage	Offered	Number	Percentage
Sanofi(2)	4,884,434	6.59%	4,884,434	—	—

(1)

We do not know when or in what amounts the selling stockholder may offer shares for sale. The selling stockholder might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(2)	The address of Sanofi is c/o 54 rue la Boétie 75008, Paris, France.

PLAN OF DISTRIBUTION

The selling stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Description of Transaction with the Selling Stockholder—Securities Purchase Agreement” for information regarding certain restrictions on the selling stockholder’s ability to sell or transfer its shares of common stock.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part becomes effective;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholder who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholder to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.translate.bio. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus and the registration statement of which this prospectus is a part incorporates by reference the information on documents listed below (File No. 001-38550):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed on March 12, 2020, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2020 Annual Meeting of Stockholders which was filed with the SEC on April 22, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2020, which was filed on May 7, 2020, and for the fiscal quarter ended June 30, 2020, which was filed on August 6, 2020;

•

our Current Reports on Form 8-K filed on January 13, 2020 (with respect to Item 8.01 only), March  26, 2020, March 27, 2020, April  7, 2020, June 16, 2020 and June  23, 2020, June 26, 2020 and July 20, 2020; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on June 22, 2018, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Translate Bio, Inc.

Attention: Paul Burgess, Chief Legal Officer and Chief Operating Officer

29 Hartwell Avenue

Lexington, Massachusetts 02421

(617) 945-7361

4,884,434 Shares

Common Stock

PROSPECTUS

August 17, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by Translate Bio, Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$9,085.21
Legal fees and expenses	$50,000
Accounting fees and expenses	$10,000

Total expenses	$69,085.21

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with all of our directors and executive officers. In general, these agreements provide that we will indemnify the executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as an executive officer or director of our company or in connection with his or her service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that an executive officer or director makes a claim for indemnification and establish certain presumptions that are favorable to the executive officer or director.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit No.	Description
2.1+†	Asset Purchase Agreement, by and between the Registrant and Shire Human Genetic Therapies, Inc., dated as of December 22, 2016 (incorporated by reference to Exhibit 2.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225368) filed with the Securities and Exchange Commission on June 1, 2018)

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38550) filed with the Securities and Exchange Commission on July 2, 2018)

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38550) filed with the Securities and Exchange Commission on July 2, 2018)

4.3	Securities Purchase Agreement, dated June 22, 2020, by and between the Registrant and Sanofi, a French corporation (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38550) filed with the Securities and Exchange Commission on August 6, 2020)

4.4	Registration Rights Agreement, dated July 20, 2020, by and between the Registrant and Sanofi, a French corporation (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38550) filed with the Securities and Exchange Commission on August 6, 2020)

Exhibit No.	Description

4.5	Specimen Stock Certificate evidencing shares of common stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-225368) filed with the Securities and Exchange Commission on June 1, 2018)

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages to the Registration Statement)

+	Confidential treatment has been granted as to certain portions, which portions have been omitted and filed separately with the Securities and Exchange Commission.
†

Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Asset Purchase Agreement to the Securities and Exchange Commission upon request.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on August 17, 2020.

TRANSLATE BIO, INC.

By:	/s/ Ronald C. Renaud, Jr.
Name: Ronald C. Renaud, Jr.
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Translate Bio, Inc., hereby severally constitute and appoint Ronald C. Renaud, Jr., John R. Schroer and Paul Burgess, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all post-effective amendments to said Registration Statement, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Translate Bio, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald C. Renaud, Jr. Ronald C. Renaud, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 17, 2020

/s/ John R. Schroer John R. Schroer	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 17, 2020

/s/ Daniel S. Lynch Daniel S. Lynch	Chairman of the Board	August 17, 2020

/s/ Daniella Beckman Daniella Beckman	Director	August 17, 2020

/s/ George Demetri George Demetri, M.D.	Director	August 17, 2020

/s/ Jean-François Formela Jean-François Formela, M.D.	Director	August 17, 2020

/s/ Owen Hughes Owen Hughes	Director	August 17, 2020

/s/ Robert Meyer Robert Meyer, M.D.	Director	August 17, 2020

/s/ Robert M. Plenge Robert M. Plenge, M.D., Ph.D.	Director	August 17, 2020